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                                                           EXHIBIT 10.07


                      NATIONAL ASSEMBLY SERVICES AGREEMENT

      THIS NATIONAL ASSEMBLY SERVICES AGREEMENT ("Agreement") is dated and made effective this 11th day of March, 1997 (the "Effective Date") by and between NATIONAL SEMICONDUCTOR CORPORATION, a Delaware corporation, having its principal place of business at 2900 Semiconductor Drive, Santa Clara, California 95052-8090 ("National") and FAIRCHILD SEMICONDUCTOR CORPORATION, a Delaware corporation, having its principal place of business at 333 Western Avenue, South Portland, Maine 04106 ("Fairchild"). National and/or Fairchild may be referred to herein as a "Party" or the "Parties" as the case may require.

                              W I T N E S S E T H:

      WHEREAS, the Parties have entered into a certain Asset Purchase Agreement (hereinafter referred to as the "Purchase Agreement") under which Fairchild is acquiring certain of the assets of National's Logic, Memory and Discrete Power and Signal Technologies Business Units as historically conducted and accounted for (including Flash Memory, but excluding Public Networks, Programmable Products and Mil/Aero Logic Products) (the "Business"); and

      WHEREAS, National owns and/or leases and operates assembly facilities in Malacca, Malaysia and Singapore (the "Facilities"); and

      WHEREAS, Fairchild has been having assembly, test and other back-end services performed at the Facilities by National; and

      WHEREAS, National and Fairchild desire to enter into an agreement under which National will continue to provide certain services to Fairchild following the closing of the transactions contemplated by the Purchase Agreement; and

      WHEREAS, National and Fairchild recognize that the prices for assembly and test services to be provided by National to Fairchild as set forth herein are determined based on the collateral transactions and ongoing relationship between the Parties as expressed in the Purchase Agreement, Revenue Side Letter between National and Fairchild of even date herewith (the "Revenue Side Letter") and the other Operating Agreements (as defined in Paragraph 8.2); and

      WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transactions contemplated by Purchase Agreement.

      NOW, THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth, the Parties hereto, intending to be legally bound hereby, do agree as follows:

1.0     DEFINITIONS
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        1.1    "Best Efforts" shall require that the obligated Party make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any material expenditure of funds or the incurrence of any material liability on the part of the obligated Party, which expenditure or liability is unreasonable in light of the related objective, nor does it require that the obligated Party act in a manner which would otherwise be contrary to prudent business judgment or normal commercial practices in order to accomplish the objective. The fact that the objective is not actually accomplished is no indication that the obligated Party did not in fact utilize its Best Efforts in attempting to accomplish the objective.

        1.2 "Confidential Information" shall have the meaning set forth in Paragraph 15.1 below.

        1.3 "Devices" shall mean Fairchild integrated circuits to be assembled and/or tested by National hereunder.

        1.4 "Die" shall mean the silicon die material, consigned by Fairchild to National in wafer form, from which Devices are assembled.

        1.5    "Effective Date" shall mean the date first set forth above.

        1.6 "Facilities" shall mean the existing assembly facilities located at Malacca, Malaysia and Singapore owned and/or leased and operated by National.

        1.7 "Fairchild" shall mean Fairchild Semiconductor Corporation and its Subsidiaries.

        1.8 "Mix" shall mean the allocation within a forecast by package type and pin count.

        1.9 "National" shall mean National Semiconductor Corporation and its Subsidiaries.

        1.10 "National Assured Capacity" shall mean the capacity of assembly and/or test services that National agrees to supply Fairchild pursuant to Section 6 below.

        1.11 "Specifications" shall mean Fairchild drawings, criteria and other documented specifications in effect as of the Effective Date, including, but not limited to,


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               build procedures, buy-off criteria, quality and reliability parameters, material specifications, marking specifications, test settings, program specifications, load board schematics, facilities and environmental SOP's, handling requirements, lot and/or die traceability and processes for manufacturing Devices.

        1.12 "Subsidiary" shall mean any corporation, partnership, joint venture or similar entity more than fifty percent (50%) owned or controlled by a Party hereto, provided that any such entity shall no longer be deemed a Subsidiary after such ownership or control ceases to exist.

2.0     SHIPPING AND BUILD ORDER REQUIREMENTS

        2.1 National shall provide assembly and test services hereunder in accordance with the Specifications. Such services shall be performed at those Facilities at which they have historically been performed.

        2.2 Fairchild will, at "No Charge", deliver and consign to National at the Facilities its electrically probed wafers or wafers requiring wafer probe. If supplied in wafer form, any reject die on said wafers shall be ink marked or identified by Fairchild in a manner acceptable for use with National's pattern recognition equipment. Wafers and other materials shall be packed in accordance with the Specifications.

        2.3 National shall be responsible for forecasting and ordering lead frames, bonding wire, molding compound and other raw materials required for assembly in sufficient quantities and with sufficient lead times to meet its obligations under the National Assured Capacity. National shall also be responsible for maintenance and replacement costs associated with manufacturing tools and equipment (e.g., mold die, trim and form die, lead frame tooling), except for lead frame tooling which is owned by and used exclusively for Fairchild.

        2.4 Fairchild shall supply an appropriate bonding diagram and test program (if applicable) for each Device to be assembled per the Specifications.

        2.5 National hereby agrees to verify the Die count and advise Fairchild of any variance greater than one


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               percent (1%).

        2.6 Fairchild will provide National with a "Lot Traveler" in a format identical to that in effect on the Effective Date and outlined in Exhibit A hereto for the first six (6) months after the Effective Date. After that period of time, National may utilize its own Traveler, provided its form has previously been approved in writing by Fairchild, which approval shall not be unreasonably withheld.

        2.7 National shall provide Fairchild with the following manufacturing data, in a format and pursuant to criteria and procedures agreed to by the Parties, on a monthly basis:

               (a) WIP from sealing through final assembly, including finished goods;

               (b)   Test yield and wafer sort yield results (if applicable);

               (c)   Shipping activity (description, quantity, ship date);

               (d) Acknowledgment of Fairchild Die shipments as well as such other information which Fairchild may reasonably request from time to time; and

               (e)   Cycle time (if requested by Fairchild).

        2.8 National shall deliver completed lots to Fairchild, packaged in accordance with the Specifications, with the assembly run card enclosed for each assembly lot (kit). Future traceability for a lot (kit) shall be based solely on the run card and shall be the responsibility of Fairchild. The assembly run card shall show the yield for each yield point in the assembly process. By mutual agreement of the Parties, traceability may instead be software based, so long as such records are accessible to both Parties.

        2.9 All assembly and test services shall take place at the Facilities. National shall not perform assembly or test services or transfer any Fairchild- owned intellectual property or other Fairchild technical information outside of the Facilities or to any other site, unless mutually agreed upon by both Parties.


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3.0     PACKAGE/PROCESS CHANGES NOTIFICATION

        3.1 If National proposes to make any change affecting the assembly processes, materials and/or suppliers, to include, but not be limited to, lead frame design, lead frame material, die attach material, wire bond material, molding compound, lead plating process or plating material, test programs or assembly procedures affecting the Devices, National will notify Fairchild of the intended change in accordance with National's change procedures then in effect. If the proposed change is unacceptable to Fairchild, Fairchild and National shall work together in efforts to resolve the problem. If during the first thirty-nine (39) fiscal periods of this Agreement the Parties are unable to resolve the problem, National shall not make the proposed change. After the first 39 fiscal periods of this Agreement, if the Parties are unable to resolve the problem, National shall have the right to make such change upon the provision of ninety (90) days prior written notice to Fairchild. Notwithstanding the foregoing, however, National shall in no event manufacture Devices other than in strict accordance with the Specifications, or any amendments thereto, without the prior written consent of Fairchild.

        3.2 Fairchild shall provide at least fifteen (15) days prior written notice to National of any proposed change in Die design, layout modification, fabrication process, test programs or other changes which may impact upon National's processing, handling or assembly of Devices. National shall not be responsible for any assembly or test loss incurred as a result of Fairchild's failure to provide timely notification of such change.

        3.3 Fairchild reserves the right to make changes to the Specifications that reflect improvements, developments or other technically desired changes in the Devices. Fairchild shall notify National of such requested change orders and National shall respond within thirty (30) working days regarding the feasibility, schedule and anticipated costs of implementing such change orders. Once the parties have agreed in writing to the engineering changes, schedule and prices thereof, National shall promptly take all measures required to incorporate such change orders into the Devices. National shall have the right to renegotiate the price and/or its capacity commitments hereunder if such changes will have an adverse effect on National's


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               assembly or test capacity.

4.0     DEVICE ACCEPTANCE/QUALIFICATION/RAMP UP

        4.1 Should National agree to add new package types requested by Fairchild, National shall utilize its Best Efforts to complete qualification assembly of new package types as soon as possible, including qualification lots. Fairchild shall reimburse National for the full costs of equipment, tooling and one time start up costs required to manufacture new packages that National will use exclusively for Fairchild, otherwise such costs will be shared.

        4.2 Fairchild shall be responsible for specifying and performing any qualification testing deemed necessary.

        4.3 National reserves the right to refuse assembly of any new Devices which violate National internal design or processing requirements that are introduced after the Effective Date.

        4.4 National shall provide Fairchild with a preliminary ramp up schedule, which may be subject to subsequent reduction by National in the event unforeseen problems are encountered by National with yields, process, capacity support, quality/reliability or other product or process features. National shall immediately notify Fairchild in writing of the necessity of any such reductions.

 5.0    INSPECTION, ACCEPTANCE AND WARRANTY

        5.1 For those Devices not tested by National, Fairchild shall conduct incoming acceptance tests within ten (10) days after delivery at its test facility. Upon completion of such tests, Fairchild shall promptly report any shortage, damage or defective Devices in any shipment. In the case of defective Devices found by Fairchild to exceed applicable AQL and/or PPM Limits in effect as of the Effective Date, or as subsequently agreed to in writing by the Parties, Fairchild shall promptly ship samples of defective Devices to National for verification. If such testing demonstrates that the shipment failed to meet the relevant Specifications due to National workmanship and materials, Fairchild may at its option either:


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               (a)   deduct the defective Devices' purchase price from
                     National's invoice, in which event Fairchild shall, if requested by National, return to National the damaged or defective Devices at National's risk and expense; or

               (b) return the damaged or defective Devices to National, at National's risk and expense, for credit; or

               (c) scrap the defective Devices at National's request for credit.

        5.2 National warrants that the services provided to Fairchild hereunder shall conform to all applicable Specifications for assembly and/or test and shall be free from defects in material and National's workmanship. Such warranty, however, shall not apply to the design or operation of the Fairchild supplied Die incorporated in the Devices. This warranty is limited to a period of one (1) year from the date of delivery to Fairchild. If, during the one year period:

               (i) National is notified promptly in writing upon discovery of any such defect in any Device with a detailed description; and

               (ii) Fairchild receives a return material authorization number from National and returns such Device to the applicable Facility at Fairchild's expense for inspection; and

               (iii) National's examination reveals that the Device is indeed defective and does not meet the applicable Specification or is defective in materials or National's workmanship and such problems are not caused by accident, abuse, misuse, neglect, improper storage, handling, packaging or installation, repair, alteration or improper testing or use by someone other than National then, within a reasonable time, National shall credit Fairchild for such defective Device. National shall reimburse Fairchild for the transportation charges paid by Fairchild in returning such defective Devices to National. The performance of this warranty shall not act to extend the one (1) year warranty period for any Device(s) repaired or replaced beyond that period applicable to such Device(s) as originally delivered.


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        5.3    THE FOREGOING WARRANTY CONSTITUTES NATIONAL'S EXCLUSIVE
               LIABILITY, AND FAIRCHILD'S EXCLUSIVE REMEDY, FOR ANY BREACH OF WARRANTY. NATIONAL MAKES AND FAIRCHILD RECEIVES NO WARRANTIES OR CONDITIONS ON THE SERVICES PERFORMED HEREUNDER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND NATIONAL SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.0     CAPACITY; VOLUME COMMITMENTS; PRODUCTION PLANNING

        6.1 All planning herein will be done under National's accounting calendar which currently divides its fiscal year into four (4) equal fiscal quarters, each of which consists of three (3) fiscal periods. The first two (2) periods of each quarter are of four
               (4) weeks in duration and the third period is of (5) weeks duration.

        6.2 Two (2) weeks prior to the end of each National fiscal period, or as otherwise agreed by the Parties, Fairchild will provide to National a baseline quantity of assembly starts set forth in terms of product family, package and pin count, for the next eight (8) fiscal periods (the "Capacity Request"). Fairchild's initial Capacity Request and National's Assured Capacity response formats are set forth herein at Exhibit B.

        6.3 Each fiscal period, Fairchild may make changes to the Capacity Request in accordance with the following table, provided that the maximum Capacity Request for each package and pin count module does not exceed Fairchild's share of each package and pin count module's installed equipment capacity. Any changes outside those permitted under the following table must be by mutual consent of the Parties.

               Fiscal Periods in the
                  Capacity Request              Permitted Changes
                  ----------------              -----------------
                       Period 1                        Fixed
                       Period 2                        +/-10%
                       Period 3                        +/-20%
                       Period 4                        +/-40%
                       Period 5                        +/-40%
                       Period 6                        +/-40%
                       Period 7                        +/-40%
                       Period 8                        +/-40%


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        6.4    Fairchild's share of a package and pin count module's installed equipment capacity will equal the previous National Assured Capacity for that module, plus that percentage of any excess capacity available in the package and pin count module equal to Fairchild's percentage of the currently utilized capacity in said module. Installed equipment capacity by package and pin count module is set forth herein at Exhibit C.

        6.5 One (1) work week after receipt of the Capacity Request, National shall provide Fairchild with a response to such Capacity Request, the "National Assured Capacity". The National Assured Capacity must guarantee the amount requested in Fairchild's latest Capacity Request, provided that any changes to Fairchild's latest Capacity Request are within the limits of Paragraph 6.3. National shall utilize its Best Efforts to comply with any requests by Fairchild for capacity above those which are permitted under Paragraph 6.3. In any case, National shall be obligated hereunder to provide Fairchild with the assembly starts guaranteed in the National Assured Capacity response. The initial National Assured Capacity response shall be the last response provided prior to the Effective Date. Set forth below are two examples of the foregoing:

               Example #1 The new Capacity Request is less than the last National Assured Capacity response.

                        Period         A    B    C    D    E    F    G    H
                        ------         -    -    -    -    -    -    -    -
               Last Capacity Request  100  100  100  100  100  100  100  100
               Last National Assured
                 Capacity             100  100  100  100  100  100  100  100
               New Capacity Request   100   90   80   60   60   60   60   60
               New National Assured
                 Capacity             100   90   80   60   60   60   60   60

               Example #2 The new Capacity Request is greater than the last National Assured Capacity response.

                       Period          A    B    C    D    E    F    G    H
                       ------          -    -    -    -    -    -    -    -
               Last Capacity Request  100  100  100  100  100  100  100  100
               Last National Assured
                 Capacity             100  100  100  100  100  100  100  100
               New Capacity Request   100  110  120  140  140  140  140  140
               New National Assured
                 Capacity             100  110  120  140  140  140  140  140

        6.6 The timetable for the rolling eight fiscal period Capacity Request, the National Assured Capacity response, purchase order release and detailed Device level assembly starts request for the next fiscal


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               period are set forth in Exhibit D hereto.

7.0     PURCHASE ORDERS

        7.1 All purchases and sales between National and Fairchild shall be initiated by Fairchild's issuance of written purchase orders sent by either first class mail or facsimile. By agreement of the Parties, purchase orders may also be sent and acknowledged by electronic data exchange or other mutually satisfactory system. Such "blanket" purchase orders shall be issued once per fiscal quarter for assembly starts three (3) fiscal periods in the future. They shall state the product family, package and pin count, and shipping and invoicing instructions. National shall accept purchase orders through a written or electronic acknowledgment. Upon receipt of Fairchild's detailed Device level assembly starts request for the next fiscal period, National shall provide Fairchild with a Product delivery schedule either on a weekly basis as assembly is started or for the assembly starts for the entire fiscal period, as the Parties may agree. The purchase orders may utilize the first three (3) fiscal periods forecast in the eight period rolling forecast supplied pursuant to Section 6, as the embodiment of the purchase order for specifying the assembly starts by package and pin count.

        7.2 In the event of any conflict between the terms and conditions of this Agreement and either Party's purchase order, acknowledgment, or similar forms, priority shall be determined as follows:

               (a) typewritten or handwritten terms on the face of a written purchase order, acknowledgment or similar document or in the main body of an electronic equivalent which have been specifically accepted in writing by the other Party's Program Manager;

               (b)   the terms of this Agreement;

               (c) preprinted terms incorporated in the purchase order, acknowledgment or similar document.

        7.3 Consistent with standard practices of issuing specific Device level details of part numbers to be assembled on a weekly or periodic basis, Fairchild


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               may unilaterally change the part number to be manufactured, provided that National agrees that the change does not negatively impact National's loadings and provided further that there is no change in the package and pin count to be used. A change that will negatively impact loading or alter the package and pin count may only be directed upon National's written agreement, which shall utilize its Best Efforts to comply with such requested change. The specific part number detail shall be submitted by first class mail or facsimile. By written agreement of the Parties, specific part number detail may also be sent by electronic data exchange, or other mutually satisfactory system.

        7.4 Fairchild shall request delivery dates which are consistent with National's reasonable lead times for each Device as indicated at the time Fairchild's purchase order is placed. Notwithstanding the foregoing, National shall utilize its Best Efforts to accommodate requests by Fairchild for quick turnarounds or "hot lots", which includes prototype lots. Hot lot cycle times shall be a fifty percent (50%) reduction of standard cycle time with a $2,000 lot charge.

        7.5 National may manufacture lots of any size which satisfy the requirements of effective manufacturing. However, Fairchild must place orders for full flow and prototype Products in minimum lot sizes of three thousand (3,000) Devices.

8.0     PRICING AND PAYMENT

        8.1 Set forth herein at Exhibit F is the forecasted volume of assembly services that Fairchild will purchase from National during the initial thirty-nine (39) fiscal periods (the "Forecast Volumes"). The Forecast Volumes are for pricing purposes under this Section 8 only and may vary in magnitude and mix in practice, whereupon the prices applicable to the revised magnitude and mix may also vary.

        8.2 The Parties hereby acknowledge that the prices for assembly and test services to be provided by National to Fairchild as set forth herein are determined based on the collateral transactions and ongoing relationship between the Parties as expressed


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               in the Purchase Agreement, Revenue Side Letter and corresponding
               Fairchild Foundry Services Agreement, Fairchild Assembly Services Agreement and Mil/Aero Wafer and Services Agreement, all of even date herewith between the Parties (collectively, the "Operating Agreements"). Set forth in Exhibit F hereto are the prices which Fairchild shall pay to National for standard assembly and test services hereunder during the first six (6) fiscal periods of this Agreement. The prices in Exhibit F for fiscal periods 7 through 39 are for information purposes only and are based on the Parties' best estimate of forecast volumes and projected costs.

        8.3 The methodology under which prices which Fairchild shall pay to National for standard assembly and test services hereunder after the first six (6) fiscal periods of this Agreement is set forth herein at Exhibit K.

        8.4 For purposes of Exhibit K, Fairchild, or any "Big 6" accounting firm designated by Fairchild, shall have reasonable rights, not more than twice per fiscal year, to audit the books and records of National relevant to the pricing terms of this Agreement in order to come to agreement with National with regard to National's actual manufacturing costs.

        8.5 Prices are quoted and shall be paid in U.S. Dollars. Such prices are on an FOB ship point basis. Payment terms are net thirty (30) from date of invoice. Miscellaneous services may be invoiced separately.

        8.6 Fairchild shall pay, in addition to the prices quoted or invoiced, the amount of any freight, insurance, special handling and duties. Fairchild shall also pay all sales, use, excise or other similar tax applicable to the sale of goods or provision of services covered by this Agreement, or Fairchild shall supply National with an appropriate tax exemption certificate.

        8.7 Quoted prices are based on the use of standard National processes and on the assumption that Fairchild's product is readily accommodated by National's assembly/handling equipment and processes. Any changes that must be made thereto shall result in additional charges to Fairchild that are mutu-


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               ally agreed to by the Parties.

        8.8 Unless otherwise noted, quoted prices for assembly shall include packing, marking and testing in accordance with the Specifications for Devices that are in production as of the Effective Date. For new Devices added after the Effective Date, pricing will reflect specifications and any special requirements for the Device, such as multi-insertion testing.

        8.9 Should yields below historical levels be directly attributable to Die, materials, processes or documentation provided by Fairchild, then Fairchild shall be charged for the full price of Devices begun in assembly, including handling, incurred by National in processing such units.

        8.10 Should Fairchild terminate any order prior to process completion, Fairchild shall be charged a prorated portion of the full price of such Device, subject to a negotiated adjustment, based on the process termination point, including handling incurred by National in processing the total quantity started in assembly.

        8.11   National may invoice Fairchild for complete or partial lots
               (kits).

        8.12 Fairchild shall in no event be required to pay prices in excess of those charged by National for other third party customers, for substantially similar services sold on substantially similar terms (e.g., volume, payment terms, manufacturing criteria, contractual commitments vs. spot buys, etc.). In the event National desires to perform services for other third party customers at such lower prices, National shall immediately notify Fairchild and Fairchild shall begin receiving the benefit of such lower price at the same time as such other third party customer. This Paragraph 8.12 shall not apply to the prices to be paid by Fairchild hereunder for the first twelve (12) fiscal periods of this Agreement, or if Fairchild fails to honor its fixed commitments under Section 6 and to the extent that such sales by National to third party customers are only made in an attempt to make up for any underutilization of capacity thereby caused by Fairchild.


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        8.13   For assembly and test services not reflected in Exhibit F, terms shall be on an individual purchase order basis at prices to be negotiated by the Parties using a methodology based on that set forth in Exhibit K.

9.0     DELIVERY; RESCHEDULING AND CANCELLATION

        9.1 National shall make reasonable and diligent efforts to deliver assembled and/or tested Devices on the delivery dates published to Fairchild. Any shipment made within +/- 3 days of the shipment date(s) published to Fairchild shall constitute timely shipment.

        9.2 All Devices delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in Fairchild's specified containers, marked for shipment to Fairchild's address set forth in the applicable purchase order and delivered to a carrier or forwarding agent chosen by Fairchild. National shall not be responsible for delays in shipment resulting from Fairchild's failure to supply National with an adequate supply of Fairchild's specified containers. Should Fairchild fail to designate a carrier, forwarding agent or type of conveyance, National shall make such designation in conformance with its standard shipping practices. Shipment will be F.O.B. shipping point, at which time risk of loss and title shall pass to Fairchild. Shipments will be subject to incoming inspection as set forth in Paragraph 5.1 above.

        9.3 Fairchild may, with National's prior written consent, reschedule delivery of any order of assembled and/or tested Devices once each fiscal period.

        9.4 Subject to the provisions of Section 6 hereof, Fairchild may cancel any purchase order at least two (2) weeks prior to the commencement of work by National without charge, provided that Fairchild reimburses National for the cost of any unique raw materials purchased after such purchase order has been placed, and provided further that National had provided Fairchild with a listing of materials it considers unique.

10.0    QUALITY AND YIELD PROGRAMS


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        10.1   National shall maintain continuous cost, quality and yield enhancement programs throughout the term of this Agreement.

        10.2 National shall support Fairchild quality programs and shall supply to Fairchild reports and/or manufacturing data in standard National format that are in effect and which are required as of the Effective Date.

        10.3 National hereby warrants that the Facilities currently are, and will remain throughout the term of this Agreement, ISO9000 certified.

11.0    ON-SITE INSPECTION AND INFORMATION

        11.1 National shall allow Fairchild and/or Fairchild's customers to visit and evaluate the Facilities during normal business hours as part of established source inspection programs, it being understood and agreed between Fairchild and National that Fairchild must obtain the concurrence of National for the scheduling of all such visits, which such concurrence shall not be unreasonably withheld. It is anticipated that these visits will occur not more than once per quarter, on average.

        11.2 Upon Fairchild's written request, National will provide Fairchild with process control information, to include but not be limited to: SPC, yield and other detailed assembly and test quality and reliability data and associated analyses required to support Fairchild and Fairchild's customers' quality and reliability programs. Except for exigent circumstances, such requests shall not be made more than twice per year for a given category of information.

        11.3 Upon Fairchild's request and National's agreement which shall not be unreasonably withheld, National shall provide Fairchild engineers with access to the Facilities to the extent necessary to perform yield improvement and product management updates relevant to this Agreement. Fairchild's engineers will comply with all applicable National regulations in force at the Facilities and Fairchild hereby agrees to hold National harmless for any damages or liability caused by any such Fairchild


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               engineer, which are attributable to:

               (i)   the negligence or willful malfeasance of such engineer, and

               (ii) any failure to comply with National's regulations in force at the Facilities or with applicable law.

12.0    REPORTS AND COMMUNICATIONS

        12.1 Each Party hereby appoints a Program Manager whose responsibilities shall include acting as a focal point for the technical and commercial discussions between them related to the subject matter of this Agreement, to include monitoring within his or her respective company the distribution of Confidential Information received from the other Party and assisting in the prevention of the unauthorized disclosure of Confidential Information within the company and to third parties. The Program Managers shall also be responsible for maintaining pertinent records and arranging such conferences, visits, reports and other communications as are necessary to fulfill the terms and conditions of this Agreement. The names, addresses and telephone numbers of the Program Managers will be communicated between the Parties from time to time.

13.0    EXPORT CONTROL

        13.1 The Parties acknowledge that each must comply with all rules and laws of the United States government relating to restrictions on export. Each Party agrees to use its Best Efforts to obtain any export licenses, letters of assurance or other documents necessary with respect to this Agreement.

        13.2 Each Party agrees to comply fully with United States export laws and regulations, assuring the other Party that, unless prior authorization is obtained from the competent United States government agency, the receiving Party does not intend and shall not knowingly export or re-export, directly or indirectly, any wafers, Die, Devices, technology or technical information received hereunder, that would be in contravention of any laws and regulations published by any United States gov-ernment agency.

14.0    TERM AND TERMINATION

        14.1 The term of this Agreement shall be thirty-nine (39) fiscal periods from the Effective Date; provided, however that the Parties shall not less than eight (8) fiscal periods prior to the end of such thirty-ninth (39th) fiscal period determine in good faith a ramp-down schedule of production so as to minimize disruption to both Parties. If the Parties are unable to agree on the terms governing a ramp-down, Fairchild shall be allowed to reduce its purchase commitment by not more than twenty percent (20%) per fiscal quarter, starting one fiscal quarter after the initial thirty-nine (39) fiscal period term of this Agreement. Fairchild will provide National with not less than ninety (90) days prior written notice of any such reduction.

        14.2 This Agreement may be terminated, in whole or in part, by one Party sending a written notice to the other Party of its election to terminate, which notice specifies the reason for the termination, upon the happening of any one or more of the following events:

               (a) the other Party is the subject of a petition filed in a bankruptcy court of competent jurisdiction, whether voluntary or involuntary, which petition in the event of an involuntary petition is not dismissed within sixty (60) days; if a receiver or trustee is appointed for all or a substantial portion of the assets of the other Party; or if the other Party makes an assignment for the benefit of its creditors; or

               (b) the other Party fails to perform substantially any material covenant or obligation, or breaches any material representation or warranty provided for herein; provided, however, that no right of termination shall arise hereunder until sixty (60) days after receipt of written notice by the Party who has failed to perform from the other Party, specifying the failure of performance, and said failure having not been remedied or cured during said sixty (60) day period.

        14.3 Upon termination of this Agreement, all rights granted hereunder shall immediately terminate and each Party shall return to the other Party any property belonging to the other Party which is in its possession, except that National may continue to retain and use any rights or property belonging to Fairchild solely for the period necessary for it to finish manufacturing the currently forecasted National Assured Capacity and/or complete any production ramp-down activity. Nothing in this Section 14 is intended to relieve either Party of any liability for any payment or other obligations existing at the time of termination.

        14.4 The provisions of Sections 13, 15 and Paragraphs 5.2, 5.3, 16.5 and 16.8 shall survive the termination of this Agreement for any reason.

 15.0   CONFIDENTIALITY

        15.1 For purposes of this Agreement, "Confidential Information" shall mean all proprietary information, including Fairchild and/or National trade secrets relating to the subject matter of this Agreement disclosed by one of the Parties to the other Party in written and/or graphic form and originally designated in writing by the disclosing Party as Confidential Information or by words of similar import, or, if disclosed orally, summarized and confirmed in writing by the disclosing Party within thirty (30) days after said oral disclosure, that the orally disclosed information is Confidential Information.

        15.2 Except as may otherwise be provided in the Technology Licensing and Transfer Agreement between the Parties of even date herewith, each Party agrees that it will not use in any way for its own account, or for the account of any third party, nor disclose to any third party except pursuant to this Agreement, any Confidential Information revealed to it by the other Party. Each Party shall take every reasonable precaution to protect the confidentiality of said information. Each Party shall use the same standard of care in protecting the Confidential Information of the other Party as it normally uses in protecting its own trade secrets and proprietary information.

        15.3 Notwithstanding any other provision of this Agreement, no information received by a Party hereunder shall be Confidential Information if said information is or becomes:

               (a) published or otherwise made available to the public other than by a breach of this Agreement;

               (b) furnished to a Party by a third party without restriction on its dissemination;

               (c) approved for release in writing by the Party designating said information as Confidential Information;

               (d) known to, or independently developed by, the Party receiving Confidential Information hereunder without reference to or use of said Confidential Information; or

               (e) disclosed to a third party by the Party transferring said information hereunder without restricting its subsequent disclosure and use by said third party.

        15.4 In the event that either Party either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process to disclose or provide information of the other Party that is subject to the confidentiality provisions hereof, such Party shall notify the other Party prior to disclosing and providing such information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. Subject to the foregoing, the Party that receives such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process.

16.0    GENERAL

        16.1 AMENDMENT: This Agreement may be modified only by a written document signed by duly authorized representatives of the Parties.

        16.2 FORCE MAJEURE: A Party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, unavailability of raw materials or utilities (provided that such unavailability is not caused by the actions or inactions of the Party claiming force majeure), or the intervention of any government authority, providing that the Party failing in or delaying its performance immediately notifies the other Party of its inability to perform and states the reason for such inability.

        16.3 ASSIGNMENT: This Agreement may not be assigned by any Party hereto without the written consent of the other Party; provided that Fairchild may assign its rights but not its obligations hereunder as collateral security to any bona fide financial institution engaged in acquisition financing in the ordinary course providing financing to consummate the transactions contemplated by the Purchase Agreement or any bona fide financial institution engaged in acquisition financing in the ordinary course through whom such financing is refunded, replaced, or refinanced and any of the foregoing financial institutions may assign such rights in connection with a sale of Fairchild or the Business in the form then being conducted by Fairchild substantially as an entirety. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and shall be enforceable by, the respective successors and assigns of the Parties hereto.

        16.4 COUNTERPARTS: This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

        16.5 CHOICE OF LAW: This Agreement, and the rights and obligations of the Parties hereto, shall be interpreted and governed in accordance with the laws of the State of California, without giving effect to its conflicts of law provisions.

        16.6 WAIVER: Should either of the Parties fail to exercise or enforce any provision of this Agreement, such failure shall not be construed as constituting a waiver or a continuing waiver of its rights to enforce such provision or right or any other provision or right. Should either of the Parties waive any provision or right under this Agreement, such waiver shall not be construed as constituting a waiver of any other provision or right.

        16.7 SEVERABILITY: If any provision of this Agreement or the application thereof to any situation or circumstance shall be invalid or unenforceable, the remainder of this Agreement shall not be affected, and each remaining provision shall be valid and enforceable to the fullest extent.

        16.8 LIMITATION OF LIABILITY: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM THE OTHER PARTY'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD PURSUANT HERETO, WHETHER DUE TO BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, REGARDLESS OF WHETHER THE NONPERFORMING PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR NOT.

        16.9 EFFECT OF HEADINGS: The headings and sub-headings contained herein are for information purposes only and shall have no effect upon the intended purpose or interpretation of the provisions of this Agreement.

        16.10 INTEGRATION: The agreement of the Parties, which is composed of this Agreement and the Exhibits hereto and the documents referred to herein, constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and integrates all prior discussions and proposals (whether oral or written) between them related to the subject matter hereof.

        16.11 PUBLIC ANNOUNCEMENT: Prior to the closing of the transactions contemplated under the Purchase Agreement, neither Fairchild nor National shall, without the approval of the other Party hereto, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as and to the extent that any such Party shall be so obligated by law, in which case the Party shall use its Best Efforts to advise the other Party thereof and the Parties shall use their Best Efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to (a) implement the provisions of this Agreement or
                (b) comply with accounting, securities laws and Securities and Exchange Commission disclosure obligations. Fairchild shall provide National with a reasonable opportunity to review and comment on any references to National made by Fairchild (and shall not include any such references to National without the written consent of National, which consent shall not be unreasonably withheld or delayed) in any written materials that are intended to be filed with the Securities and Exchange Commission in connection with obtaining financing required to effect the transactions contemplated in connection with the Purchase Agreement or intended to be distributed to prospective purchasers pursuant to an offering made under Rule 144A promulgated under the Securities Act of 1933 in connection with obtaining such financing.

        16.12 NO PARTNERSHIP OR AGENCY CREATED: Nothing contained herein or done pursuant to this Agreement shall constitute the Parties as entering upon a joint venture or partnership, or shall constitute either Party the agent for the other Party for any purpose or in any sense whatsoever.

        16.13 BINDING EFFECT: This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Parties hereto and to their respective successors and assigns.

        16.14 NOTICES: All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

               National:      National Semiconductor Corporation
                              2900 Semiconductor Drive

                              P.O. Box 58090
                              M/S 16-135
                              Santa Clara, CA  95052-8090
                              Attn: General Counsel
                              FAX: (408) 733-0293

               Fairchild:     Fairchild Semiconductor Corporation
                              M/S 01-00 (General Counsel)
                              333 Western Avenue
                              South Portland, ME  04106
                              FAX: (207) 761-6020

               or to such other place as such Party may designate as to itself by written notice to the other Party.

      IN WITNESS WHEREOF, the Parties have had this Agreement executed by their respective duly authorized officers on the day and date first written above. The persons signing warrant that they are duly authorized to sign for and on behalf of the respective Parties.


FAIRCHILD SEMICONDUCTOR CORPORATION


By:/s/ Joseph R. Martin
-------------------------------------
Title:Executive Vice President, CFO

NATIONAL SEMICONDUCTOR CORPORATION



By:/s/ John M. Clark III
-------------------------------------
Title:Senior Vice President


---------------------------------------------------------------------------------------------------------------------------------
                                                           EXHIBIT B
---------------------------------------------------------------------------------------------------------------------------------
                                              CAPACITY REQUEST AND RESPONSE FORMAT
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                          FYXX    FYXX    FYXX
---------------------------------------------------------------------------------------------------------------------------------
STOCK      S                           PROD                 ASY    TLO                         MINIMUM     PER     PER     PER
---------------------------------------------------------------------------------------------------------------------------------
NO         TYP       BF       MFLO     GROUP     LEAD       LO     PC        CUST     MISC     STOCK         1       2       3
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
065959     F         SO       SO14W    0202DL12  NMSOW014   EM
---------------------------------------------------------------------------------------------------------------------------------
065917     F         SO       SO16W    0202DL12  NMSOW016   EM
---------------------------------------------------------------------------------------------------------------------------------
065917     F         SO       SO16W    0202DL13  NMSOW016   EM
---------------------------------------------------------------------------------------------------------------------------------
023077     F         SO       SO08N    0202FL02  NMSON008   EM
---------------------------------------------------------------------------------------------------------------------------------
024625     F         SO       SO08N    0202FL04  NMSON008   EM
---------------------------------------------------------------------------------------------------------------------------------
065917     F         SO       SO16W    0202FL06  NMSOW016   EM
---------------------------------------------------------------------------------------------------------------------------------
001202     F         F30      IDF      0202DL13  NMDIPO24   SG
---------------------------------------------------------------------------------------------------------------------------------
001195     F         F30      IDF      0202DL13  NMDIP024   SG
---------------------------------------------------------------------------------------------------------------------------------
021948     F         AGG      SD300    0202FL04  JCDIP02S   SG
---------------------------------------------------------------------------------------------------------------------------------
065885     F         PCC      PCC28    0202FL04  NMPCC028   SG
---------------------------------------------------------------------------------------------------------------------------------
065889     F         PCC      PCC28    0202FL04  NMPCC028   SG
---------------------------------------------------------------------------------------------------------------------------------
027408     F         PCC      PCC28    0202FL04  NMPCC028   SG
---------------------------------------------------------------------------------------------------------------------------------
001195     F         F30      IDF      0202FL06  NMDIP024   SG
---------------------------------------------------------------------------------------------------------------------------------
065771     F         PCC      PCC20    0202FL06  NMPCC020   SGG
---------------------------------------------------------------------------------------------------------------------------------
065889     F         PCC      PCC28    0202FL06  NMPCC028   SG
---------------------------------------------------------------------------------------------------------------------------------
065889     F         PCC      PC28     0202FL07  NMPCC028   SG
---------------------------------------------------------------------------------------------------------------------------------
001195     F         F30      IDF      0202FL14  NMDIP024   SG
---------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------
          FYXX     FYXX     FYXX     FYXX    FYXX
--------------------------------------------------
STOCK      PER      PER      PER      PER     PER
--------------------------------------------------
NO           4        5        6        7       8
--------------------------------------------------

--------------------------------------------------
065959
--------------------------------------------------
065917
--------------------------------------------------
065917
--------------------------------------------------
023077
--------------------------------------------------
024625
--------------------------------------------------
065917
--------------------------------------------------
001202
-------------------------------------------------
001195
--------------------------------------------------
021948
--------------------------------------------------
065885
--------------------------------------------------
065889
--------------------------------------------------
027408
--------------------------------------------------
001195
--------------------------------------------------
065771
--------------------------------------------------
065889
--------------------------------------------------
065889
--------------------------------------------------
001195
--------------------------------------------------

                                    EXHIBIT C

                            TOTAL NS MALACCA CAPACITY

                                                                           ----------------------------------
                                                                                       Workdays
                                                        -----------------------------------------------------
                                                        in K units STS          288.6            288.6
                                         --------------                    ----------------------------------
                                         Lead Type      Daily RunRate           FY98              FY99
       ------------------------------------------------------------------------------------------------------
       Assembly        Molded Dip                    8              703.1           202915            202915
       ------------------------------------------------------------------------------------------------------
                                                 14/6e              413.5           119336            119336
                                         --------------------------------------------------------------------
                                                  14ss                 30             8658              8658
                                         --------------------------------------------------------------------
                                                  16ss               12.9             3723              3723
                                         --------------------------------------------------------------------
                                                  16P6               17.1             4935              4935
                                         --------------------------------------------------------------------
                                                 11/22               11.5             3319              3319
                                         --------------------------------------------------------------------
                                                    28              139.6            40289             40289
                                         --------------------------------------------------------------------
                                                                     1328           383174            383174
                                         --------------------------------------------------------------------

       ------------------------------------------------------------------------------------------------------
       Assembly        JEDEC                        8N               1692           488311            488311
       ---------------                   --------------------------------------------------------------------
                       SOIC                        14N              548.6           158326            158326
                       --------------------------------------------------------------------------------------
                                                   14W               32.7             9437              9437
                                         --------------------------------------------------------------------
                                                   16W                 51            14719             14719
                                         --------------------------------------------------------------------
                                                   20W               48.3            13939             13939
                                         --------------------------------------------------------------------
                                                   24W               28.2             8139              8139
                                         --------------------------------------------------------------------
                                                                     2401           392871            692871
                                         --------------------------------------------------------------------

       ------------------------------------------------------------------------------------------------------
       Assembly        TO220                         3              384.2           110880            110880
       ------------------------------------------------------------------------------------------------------
                                                     5              187.7            54170             54170
                                         --------------------------------------------------------------------
                                                     7               20.6             5945              5945
                                         --------------------------------------------------------------------
                                                    11               72.7            20981             20981
                                         --------------------------------------------------------------------
       ------------------------------------------------------------------------------------------------------
       Assembly        TO263                       3/5               27.6             7965              7965
       ------------------------------------------------------------------------------------------------------
                                                   7/9               12.7             3665              3665
                                         --------------------------------------------------------------------
                                                    15               25.0             7215              7215
                                         --------------------------------------------------------------------
                                                                      731           210822            210822
                                                        -----------------------------------------------------

       ------------------------------------------------------------------------------------------------------
       Assembly        HYBRID                       11                8.4             2424              2424
       ---------------                   --------------------------------------------------------------------
                       TO220                        12                8.8             2540              2540
                       --------------------------------------------------------------------------------------
                                                                       17             4964              4964
                                                        -----------------------------------------------------

       ------------------------------------------------------------------------------------------------------
       Assembly        ISOLATED                  11/15               16.9             4877              4877
       ---------------                  ---------------------------------------------------------------------
                       TO220
                       -----------------

       ------------------------------------------------------------------------------------------------------
       Assembly        IPS                          24               10.0             2886              2886
       ------------------------------------------------------------------------------------------------------

       ------------------------------------------------------------------------------------------------------
       Assembly        SOT23                         5              238.8            68918             68918
       ------------------------------------------------------------------------------------------------------

                             NSSG FACILITY CAPACITY

                                      DAILY

      PLCC                  RUNRATE                 FY98                  FY99
      ----                  -------                 ----                  ----

       20L                    101                   35350                35350
       28L                     88                   30800                30800
       44L                     64                   22400                22400
       52L                     15                    5250                 5250
       68L                     42                   14700                14700
       84L                     13                    4550                 4550

      MDIP
      ----

       24L                     11                    3850                 3850
       28L                     42                   14700                14700
       40L                     25                    8750                 8750
       48L                     12                    4200                 4200

                     NOTE: VOLUMES INDICATED ARE IN K UNITS

Section 6                        Schedule 'D'
                            Proposed Scheduling Table

FORECAST TIMETABLE


             Period 12                       Period 1                 Period 2                   Period 3
       1     2      3     4     5     1     2     3     4      1     2     3     4     1     2      3     4     5
1
2                               ZA                      A                        A                              ZA
3
4
5                   R     Y                       R     Y                  R     Y                  R     Y

R = FSC PROVIDES 8 PD FORECAST TO NSC
Y = NSC PROVIDES CAPACITY RESPONSE TO FSC
Z = FSC PLACES BLANKET 3 PD PURCHASE ORDER WITH NSC
A = FSC RELEASES DETAIL OF WAFER STARTS FOR THE FOLLOWING PERIOD

                            Foundry "Flip" Agreement
                               Logic Demand on NSC

                                        ACT     ACT       FC
                                        Q197    Q297      Q497    Q198    Q298    Q398    Q498    Q199    Q299    Q399    Q499
                                        ------  ------    ------  ------  ------  ------  ------  ------  ------  ------  ------
Fab           Starts      TE      CS80                        72      72      72      72      72       0       0       0       0
              W cost +    TE      CS80                       875     875     875     875     875       0       0       0       0
              markup
              Revenue K$  TE      CS80                        57      57      57      57      57       0       0       0       0

Assembly
Volume (K u)     EM     NMSON 08           155     205       168     168     203     185     222     221     243     236     243
                        NMSOW14              4       5        15      15      15      15      15      15      15      15      15
                        NMSOW16            307     317       360     360     421     388     445     486     480     423     450
                                        ------  ------    ------  ------  ------  ------  ------  ------  ------  ------  ------
                                           467     528       543     543     639     588     682     722     738     674     708

                 SG     JC DIP02S                             95      95       0       0       0       0       0       0       0
                        MDIP 24                              436     436     323     345     378     337     312     299     260
                        MPCC 20                                2       2       2       2       2       2       2       2       2
                        MPCC 28                              707     707     644     613     624     675     668     630     698
                                                          ------  ------  ------  ------  ------  ------  ------  ------  ------
                                                            1240    1240     969     960    1004    1014     982     931     960

     CLD (per K     EM      NMSON 08    30.19    25.39     24.69   24.69   24.69   24.69   24.69   24.69   24.69   24.69   24.69
         (assy)
                             NMSOW14    80.61    72.77     87.19   87.19   87.19   87.19   87.19   87.19   87.19   87.19   87.19
                            NMSOW 16    78.18    77.29     87.28   87.28   87.28   87.28   87.28   87.28   87.28   87.28   87.28
     CLD+Markup     EM      NMSON 08                       30.86   30.86   30.86   30.86   30.86   30.86   30.86   30.86   30.86
                             NMSOW14                      108.99  108.99  108.99   108.8  108.99  108.99  108.99  108.99  108.99
                              NMSO16                      109.10  109.10  109.10   109.0  109.10  109.10  109.10  109.10  109.10

      CLD per K     SG    JC DIP 02S
         (assy)              MDIP 24             228.0     228.0   228.0   228.0   228.0   228.0   228.0   228.0   228.0   228.0
                             MPCC 20    162.2    148.0     142.0   142.0   142.0   142.0   142.0   142.0   142.0   142.0   142.0
                              MPCC28    199.7    180.0     176.0   176.0   176.0   176.0   176.0   176.0   176.0   176.0   176.0
     CLD&Markup     SG    JC DIP 02S
                             MDIP 24                       285.0   285.0   285.0   285.0   285.0   285.0   285.0   285.0   285.0
                             MPCC 20                       177.5   177.5   177.5   177.5   177.5   177.5   177.5   177.5   177.5
                             MPCC 28                       220.0   220.0   220.0   220.0   220.0   220.0   220.0   220.0   220.0
Total
Revenue K$

                  TE          CS80                            57      57      57      57      57       0       0       0       0


                                        ACT     ACT       FC
                                        Q197    Q297      Q100    Q200    Q300    Q400    FY98    FY99    FY00
                                        ------  ------    ------  ------  ------  ------  ------  ------  ------
Fab           Starts      TE      CS80                         0       0       0       0     288       0       0
              W cost +    TE      CS80                         0       0       0       0       0       0       0
              markup
              Revenue K$  TE      CS80                         0       0       0       0     227       0       0

Assembly
Volume (K u)     EM     NMSON 08           155     205       275     275     275     275     778     943   1,100
                        NMSOW14              4       5       015      15      15      15      60      60      60
                        NMSOW16            307     317       462     462     462     462   1,614   1,839   1,848
                                        ------  ------    ------  ------  ------  ------  ------  ------  ------
                                           467     528       752     752     752     752   2,452   2,842   3,008

                 SG     JC DIP02S                              0       0       0       0      95       0       0
                        MDIP 24                              251     251     251     251   1,482   1,208   1,004
                        MPCC 20                                2       2       2       2       8       8       8
                        MPCC 28                              628     628     628     628   2,588   2,671   2,512
                                                          ------  ------  ------  ------  ------  ------  ------
                                                             881     881     881     881   4,173   3,887   3,524

     CLD (per K     EM      NMSON 08    30.19    25.39     24.69   24.69   24.69   24.69   24.69   24.69   24.69
         (assy)
                             NMSOW14    80.61    72.77     87.19   87.19   87.19   87.19   87.19   87.19   87.19
                            NMSOW 16    78.18    77.29     87.28  887.28   87.28   87.28   87.28   87.28   87.28
     CLD+Markup     EM      NMSON 08                       30.86   30.86   30.86   30.86   30.86   30.86   30.86
                             NMSOW14                      108.99  108.99  108.99  108.99  108.99  108.99  108.99
                              NMSO16                      109.10  109.10  109.10  109.10  109.10  109.10  109.10

      CLD per K     SG    JC DIP 02S
         (assy)              MDIP 24             228.0     228.0   228.0   228.0   228.0   228.0   228.0   228.0
                             MPCC 20    162.2    148.0     142.0   142.0   142.0   142.0   142.0   142.0   142.0
                              MPCC28    199.7    180.0     176.0   176.0   176.0   176.0   176.0   176.0   176.0
     CLD&Markup     SG    JC DIP 02S
                             MDIP 24                       285.0   285.0   285.0   285.0   285.0   285.0   285.0
                             MPCC 20                       177.5   177.5   177.5   177.5   177.5   177.5   177.5
                             MPCC 28                       220.0   220.0   220.0   220.0   220.0   220.0   220.0
Total
Revenue K$

                  TE          CS80                             0       0       0       0       0


                  EM      NMSON 08         5       5       6       6       7       7       7       7       7       8       8
                (97%      NMSOW 14         2       2       2       2       2       2       2       2       2       2       2
                yld)
                          NMSOW 16        38      38      45      41      47      51      51      45      48      49      49
                                       -----   -----   -----   -----   -----   -----   -----    ----    ----    ----    ----
                                          45      45      52      48      55      60      60      53      56      59      59

                  SG    JC DIP 02S
                (97%       MDIP 24       121     121      89      95     104      93      86      83      72      69      69
                yld)
                           MPCC 20         0       0       0       0       0       0       0       0       0       0       0
                           MPCC 28       151     151     137     131     133     144     143     134     149     134     134
                                       -----   -----   -----   -----   -----   -----   -----    ----    ----    ----    ----
                                         272     272     227     227     238     238     229     217     221     204     204


       Total Revenue                     373     373     336     331     350     297     289     271     278     262     262
          Total Cost                     299     299     269     265     280     238     231     217     222     210     210


                  EM      NMSON 08        8       8      23      28      33
                (97%      NMSOW 14        2       2       6       6       6
                yld)
                          NMSOW 16       49      49     171     195     196
                                      -----   -----   -----   -----   -----
                                         59      59     200     229     235

                  SG    JC DIP 02S
                (97%       MDIP 24       69      69     410     334     278
                yld)
                           MPCC 20        0       0       1       1       1
                           MPCC 28      134     134     552     570     536
                                      -----   -----   -----   -----   -----
                                        204     204     963     905     815


       Total Revenue                    262     262   1,164   1,135   1,050
          Total Cost                    210     210     931     908     840

                            Foundry "Flip" Agreement
                              Memory Demand on NSC
                                    Exhibit F

                                             ACT   ACT      FC
                                            Q197  Q297    Q497    Q198    Q298    Q398   Q498  Q199   Q299  Q399   Q499   Q100
                                            ----  ----    ----    ----    ----    ----   ----  ----   ----  ----   ----   ----
TE          Starts(K)     CS160EE            3.0   3.0     3.0     3.0     3.0     3.0    0.0   0.0    0.0   0.0    0.0    0.0

            Wafer Cost    CS160EE            423   446     397     397     397     397
            Cost &        CS160EE                          496     496     496     496
            Markup

            Revenue       CS160EE                        1,414   1,414   1,414   1,414
            Cost          CS160EE                        1,131   1,131   1,131   1,131

EM
            Starts(K)     NMSON 08                       9,350   9,680   9,680       0      0     0      0     0      0      0
                          NMSOW 14                         264     238     165       0      0     0      0     0      0      0
                                                         -----   -----   -----   -----   ----  ----   ----  ----   ----   ----
                                                         9,614   9,918   9,845       0      0     0      0     0      0      0

            CLD (assy)    NMSON 08         27.35  26.15  24.69   24.69   24.69
                          NMSOW 14         87.55  85.34  87.19   87.19   87.19
            CLD & Markup  NMSON 08                       30.86   30.86   30.86
                          NMSOW 14                      108.99  108.99  108.99

            Revenue       NMSON 08                         280     290     290
                          NMSOW 14                          28      25      17
                                                         -----   -----   -----
                                                           308     315     307

            Cost          NMSON 08                         224     232     232
                          NMSOW 14                          22      20      14
                                                         -----   -----   -----
                                                           246     252     246

SG
            Starts        PNP QFP                        1,420   1,493   1,300       0      0     0      0     0      0      0
                          48 (test)
                          PNP PLCC                         920   1,086   1,180       0      0     0      0     0      0      0
                                                                                         ----  ----   ----  ----   ----   ----
                          52 (test)
                          PDIP 28                        1,350       0       0       0      0     0      0     0      0      0
                                                         -----   -----   -----   -----   ----  ----   ----  ----   ----   ----
                          (assy)
                                                         3,690   2,579   2,480       0      0     0      0     0      0      0

            CLD           PNP QFP                 139.0  160.0   160.0   160.0
                          48 test
                          PNP PLCC                130.0  130.0   130.0   130.0
                          52 (test)
                          PDIP 28          252.6  242.0  218.0   218.0     0.0
                          (assy)
            CLD & Markup  PNP QFP                        200.0   200.0   200.0
                          48 (test)
                          PNP PLCC                       162.5   162.5   162.5
                          52 (test)
                          PDIP 28                        272.5   272.5     0.0
                          (assy)

            Revenue       PNP QFP                          270     284     247
                          48 (test)
                          PNP PLCC                         142     168     182
                          52 (test)
                          PDIP 28                          349       0       0
                                                         -----   -----   -----
                          (assy)

                                      Q200   Q300   Q400    FY98    FY99   FY00
                                      ----   ----   ----    ----    ----   ----
TE          Starts(K)     CS160EE      0.0    0.0    0.0       9       0      0

            Wafer Cost    CS160EE                          1,191       0      0
            Cost &        CS160EE                          1,489       0      0
            Markup

            Revenue       CS160EE                          4,243       0      0
            Cost          CS160EE                          3,394       0      0

EM
            Starts(K)     NMSON 08       0      0      0  19,360       0      0
                          NMSOW 14       0      0      0     403       0      0
                                     -----  -----  -----  ------    ----   ----
                                         0      0      0  19,763       0      0

            CLD (assy)    NMSON 08
                          NMSOW 14
            CLD & Markup  NMSON 08
                          NMSOW 14

            Revenue       NMSON 08                           580       0      0
                          NMSOW 14                            43       0      0
                                                           -----   -----  -----
                                                             622       0      0

            Cost          NMSON 08                           464       0      0
                          NMSOW 14                            34       0      0
                                                           -----   -----  -----
                                                             498       0      0

SG
            Starts        PNP QFP        0      0      0   2,793       0      0
                          48 (test)
                          PNP PLCC       0      0      0   2,265       0      0
                                     -----  -----  -----
                          52 (test)
                          PDIP 28        0      0      0       0       0      0
                                     -----  -----  -----   -----   -----  -----
                          (assy)
                                         0      0      0   5,059       0      0

            CLD           PNP QFP
                          48 test
                          PNP PLCC
                          52 (test)
                          PDIP 28
                          (assy)
            CLD & Markup  PNP QFP
                          48 (test)
                          PNP PLCC
                          52 (test)
                          PDIP 28
                          (assy)

            Revenue       PNP QFP                            531       0      0
                          48 (test)
                          PNP PLCC                           350       0      0
                          52 (test)
                          PDIP 28                              0       0      0
                                                           -----   -----  -----
                          (assy)


                              761     451    429                                                                  880     0     0

Cost          PNP QFP         216     227    198                                                                  425     0     0
              48 (test
              PNP PLCC        114     134    146                                                                  280     0     0
              52 (test)
              PDIP 28
              (assy)          280       0      0                                                                    0     0     0
                            -----   -----  -----                                                                -----     -     -
                              609     361    343                                                                  704     0     0

Total         K $           2,456   2,155  2,133   1,414    0    0     0     0      0      0    0     0     0   5,703     0     0
Revenue
Total Cost                  1,987   1,744  1,721   1,131    0    0     0     0      0      0    0     0     0   4,596     0     0

                                    Exhibit K

            1. Shortly prior to the conclusion of the first six (6) fiscal periods of this Agreement ("Fiscal Half"), the Parties shall meet in order to determine new prices for assembly services for each Facility for the second Fiscal Half. At that meeting the Parties will review the manufacturing history during such part of the first Fiscal Half, for which such information shall be available, in order to determine each Facility's actual manufacturing cost base, which shall be consistent with National's standard cost accounting practices in effect as of the Effective Date (the "Reference Cost Base" per applicable Facility). For each Facility if the Reference Cost Base, plus a twenty-five percent (25%) markup is less than the price applicable for the first Fiscal Half, prices for the second Fiscal Half for that Facility will be equal to its Reference Cost Base, plus a twenty-five percent (25%) markup. Otherwise, the prices for assembly services for the applicable Facility will remain the same as during the first Fiscal Half.

            The applicable Reference Cost Base and second Fiscal Half prices will remain in effect for each Facility for the remaining term of this Agreement. Shortly prior to the conclusion of the eighteenth (18th) fiscal period of this Agreement, and every six (6) fiscal periods thereafter, the Parties shall meet in order to determine National's actual manufacturing costs, which shall be consistent with National's standard cost accounting practices in effect as of the Effective Date, for the preceding Fiscal Half. If a Facility's actual costs during the previous Fiscal Half were lower than its Reference Cost Base, the Parties shall calculate what Fairchild would have paid if such actual costs had been used in originally setting the prices, rather than the applicable Reference Cost Base. National shall give Fairchild a credit equal to fifty percent (50%) of the savings Fairchild would have realized if it had paid the recalculated prices. No monies will be owing to or from Fairchild or to or from National if National's actual costs during the preceding Fiscal Half were higher than the applicable Reference Cost Base.

            2. The prices for standard assembly and test services purchased during a National fiscal year in excess of the Forecast volumes will be negotiated by the Parties on a case by case basis.

            3. Pricing for any extension and/or ramp-down period beyond the first thirty-nine (39) fiscal periods of this Agreement will be negotiated in good faith by the Parties.